NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

LIMITED PARTNERSHIP CERTIFICATE

VELOCE CAP FUND 1 LP
0450693017

The above-named DOMESTIC LIMITED PARTNERSHIP was duly filed in accordance with New Jersey State Law on 08/23/2021 and was assigned identification number 0450693017. Following are the articles that constitute its original certificate.

1. **Name:**
   VELOCE CAP FUND 1 LP

2. **Registered Agent:**
   VCORP SERVICES, LLC

3. **Registered Office:**
   820 BEAR TAVERN ROAD
   WEST TRENTON, NEW JERSEY 08628

4. **Business Purpose:**
   THE PURPOSE FOR WHICH THIS LIMITED PARTNERSHIP IS ORGANIZED IS TO ENGAGE IN AN ACTIVITY WITHIN THE PURPOSES FOR WHICH LIMITED PARTNERSHIPS MAY BE ORGANIZED UNDER.

5. **Effective Date of this Filing is:**
   08/23/2021

6. **Partner Contributions:**
   NONE

7. **List the terms and conditions of the power limited partners have to grant the right to become a limited partner to an assignee of any part of their partnership:**
   SUBJECT TO FEDERAL AND STATE SECURITIES LAWS AND DISCRETION OF THE GENERAL PARTNER

8. **Limited partners have the right to receive distributions from a partner which includes a return of all or part of the partners distribution:**
   RETURN OF CAPITAL CONTRIBUTION AND ANY DISTRIBUTIONS ENTITLED TO UNDER THE AGREEMENT

9. **The rights of the general partners to make distributions to a partner which includes a return of all or any part of the partners contributions:**
   RETURN OF CAPITAL CONTRIBUTION AND ANY DISTRIBUTIONS ENTITLED TO UNDER THE AGREEMENT

10. **The rights of the remaining general partners to contribute to the business in the event that a general partner withdraws:**
    CONTINUE TO CARRY ON THE BUSINESS, OR DISSOLVE, UPON DISCRETION OF THE GENERAL PARTNER

11. **General Partners:**
    VELOCE CONSULTING INC.
    58 MAIN ST.,
    2ND FLOOR
    HACKENSACK, NEW JERSEY 07601

Continued on next page ...

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

LIMITED PARTNERSHIP CERTIFICATE

VELOCE CAP FUND 1 LP
0450693017

Signatures:

VELOCE CONSULTING INC.
GENERAL PARTNER

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 23rd day of August, 2021

Elizabeth Maher Muoio
State Treasurer

Certificate Number : 4146669597
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp